                                                                EXHIBIT 2.3


                      SERIES B PREFERRED STOCK AND WARRANT
                               PURCHASE AGREEMENT


               This Series B Preferred Stock and Warrant Purchase Agreement (this "Agreement") is entered into this 31st day of July, 1997, by and between Securicor Radiocoms Limited, a corporation formed under the laws of England and Wales ("Seller"), and Transcrypt International, Inc., a Delaware corporation ("Buyer").


                                   BACKGROUND

               WHEREAS, Seller owns (i) 925,850 shares of Series I Class B Preferred Stock, $.01 par value per share (the "Shares"), of E.F. Johnson Company, a Minnesota corporation (the "Company"), constituting all of the issued and outstanding shares of such Preferred Stock, and (ii) a warrant to purchase up to an aggregate 291,790 shares of Common Stock, $.01 par value per share, of the Company (the "Warrant"), issued pursuant to the Warrant Purchase Agreement, dated as of March 14, 1995, among the Company, Securicor Communications Inc. and the other parties thereto (the "Warrant Purchase Agreement");

               WHEREAS, Buyer wishes to purchase and acquire the Shares and the Warrant from Seller; and

               WHEREAS, Seller wishes to sell and transfer the Shares and the Warrant to Buyer;

               NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties hereto hereby agree as follows:

               1. SALE AND PURCHASE OF SHARES AND WARRANT. Subject to the terms and condi tions set forth in this Agreement, at the Closing (as defined in Section 5.1 hereof) Seller shall (a) sell and transfer to Buyer, and Buyer shall purchase and acquire from Seller, the Shares (together with Seller's right to all accrued and unpaid dividends thereon) and the Warrant, and (b) assign to Buyer all of Seller's rights in and to the Warrant Purchase Agreement.

               2. CONSIDERATION. The total consideration to be paid for the Shares (together with Seller's right to all accrued and unpaid dividends thereon) and the Warrant pursuant hereto is a number of whole shares of the common stock, no par value, of Buyer ("Buyer Common Stock"), equal to the quotient obtained by dividing (x) $4.5 million by (y) the average of the per share closing prices for Buyer Common Stock on NASDAQ for the five consecutive trading days at least one trading day immediately preceding the day of the Closing, provided that any fractional shares of Buyer Common Stock resulting from such division shall be rounded up to the nearest share, which consideration, subject to the terms and conditions of this Agreement, shall be payable by Buyer to Seller at the Closing as set forth in Section 5 hereof.

               3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

               3.1. TITLE. Seller is the sole record and beneficial holder of all the Shares and the Warrant free and clear of any and all liens, claims or encumbrances of any nature whatsoever (whether absolute, accrued, contingent or otherwise).

               3.2. CORPORATE ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased and held by it and to carry on the business currently conducted by it.

               3.3 AUTHORIZATION AND EFFECT OF AGREEMENT. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by Seller. The execution and delivery by Seller of this Agreement and the performance by Seller of the transactions contemplated hereby to be performed by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Buyer, constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

               3.4 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement by Seller does not, and the performance by Seller of the transactions contemplated hereby to be performed by Seller will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, (i) any provision of the organizational documents of Seller or any contract to which Seller is a party, or (ii) (A) any license, permit or approval ("Permit") of any domestic or foreign court, government, governmental agency, authority or instrumentality ("Governmental Authority") or
(B) any domestic or foreign statute, law, ordinance, rule, regulation, order or common law obligation ("Law") of any Governmental Authority, issued or applicable to Seller, or to any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby to be performed by it.

               4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

               4.1 CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or held by it and to carry on the business currently conducted by it.

               4.2 AUTHORIZATION AND EFFECT OF AGREEMENT. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Buyer of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

               4.3 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of the transactions contemplated hereby to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, (i) any provision of the Articles of Incorporation or Bylaws of Buyer or any contract to which Buyer is a party, or (ii) (A) any Permit of any Governmental Authority or (B) any Law of any Governmental Authority, issued or applicable to Buyer, or to any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby to be performed by it.

               4.4 OTHER TRANSACTIONS. Buyer has provided to Seller true, correct and complete copies of all agreements, instruments and documents between Buyer or any of its Affiliates and (i) the Company or any of its Affiliates, including the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated July 31, 1997, between Buyer and EFJ Partners (collectively, the "Company Agreements") or (ii) NorAm Energy Corp. ("NorAm"), including the Preferred Stock Purchase Agreement, dated July 31, 1997, between NorAm and Buyer (collectively, the "NorAm Agreements"). Buyer represents that there are no agreements, arrangements or understandings of any nature whatsoever between Buyer or any of its Affiliates and EFJ Partners or any of its Affiliates pursuant to which EFJ Partners or any of its Affiliates may receive, directly or indirectly, any compensation or consideration, now or in the future, in connection with or following the Closing under the Company Agreements, except as expressly provided in the Company Agreements. Buyer covenants and agrees that NorAm will receive no more than $5.5 million in Buyer Common Stock as total consideration for the 80,000 shares of Preferred Stock of the Company, and that the transactions contemplated by the NorAm Agreements will not be effected on terms more favorable to NorAm than are set forth in the NorAm Agreements. As used in this Agreement, the term "Affiliate" means, with respect to any person, any person in control of, controlled by, or under common control with, such person, and the term "person" means any individual, corporation, partnership, limited liability company, trust or other legal entity.

               5.     CLOSING.

               5.1 DATE OF CLOSING. (a) The closing of the transactions contemplated hereby (the "Closing") shall take place simultaneously with and at the same location as the closing under the Stock Purchase Agreement, subject to the fulfillment or waiver of the conditions precedent set forth in Sections 6 and 7 hereof, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The following transactions shall take place at the Closing, all of which shall be deemed to have occurred simultaneously and none of which shall be deemed completed unless and until all of them shall have been completed (or waived in writing by the parties entitled to performance):

                      (b) At the Closing, Seller shall deliver to Buyer the following:

                        (i) one or more stock certificates representing the Shares and the Warrant, duly endorsed for transfer to Buyer or accompanied by stock powers executed in blank;

                        (ii) the General Release in the form appended hereto as
Exhibit 5.1(b)(ii); and

                        (iii) certificates of an authorized officer of Seller, in form and substance reasonably satisfactory to Buyer, certifying the incumbency of officers or others acting in a representative capacity, resolutions with respect to the due authorization of the transactions contemplated hereby, and the matters referred to in Section 6.1 hereof;

                      (c) At the Closing, Buyer shall deliver to Seller the following:

                        (i) the number of whole shares of Buyer Common Stock which Seller has the right to receive pursuant to Section 2;

                        (ii) the General Release in the form appended hereto as
Exhibit 5.1(c)(ii); and

                        (iii) certificates of an authorized officer of Buyer, in form and substance reasonably satisfactory to Seller, certifying Buyer's Articles of Incorporation and By-laws, Buyer's valid existence and good standing in the state of its incorporation, the incumbency of officers or others acting in a representative capacity, resolutions with respect to the due authorization of the transactions contemplated hereby, and the matters referred to in Section
7.1 hereof.

               6. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the following conditions, except to the extent waived by Buyer in writing at the
Closing:

               6.1 ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS. All representations and warranties of Seller contained in this Agreement shall be accurate in all material respects as of the Closing Date with the same effect as if made on and as of such date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date. As of the Closing, Seller shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time.

               6.2 SELLER'S DELIVERIES. Seller shall have delivered to Buyer the documents set forth in Section 5.1(b) hereof.

               6.3 CLOSING WITH BUYER. Buyer shall have completed the purchase and acquisition of all of the issued and outstanding shares of Common Stock of the Company (the

"Company Common Stock") from EFJ Partners pursuant to the terms of the Stock Purchase Agreement.

               6.4 OTHER CLOSING DOCUMENTS. Seller shall have delivered to Buyer, at or prior to the Closing, such other documents as Buyer may reasonably request to carry out the provisions of and the transactions contemplated by this Agreement in form and substance reasonably satisfactory to Buyer.

               7. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the following conditions, except to the extent waived by Seller in writing at the Closing:

               7.1 ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS. All representations and warranties of Buyer contained in this Agreement shall be accurate in all material respects as of the Closing Date with the same effect as if made on and as of such date except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date. As of the Closing, Buyer shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by Buyer at or before such time.

               7.2 BUYER'S DELIVERIES. Buyer shall have delivered to Seller the Buyer Common Stock and documents set forth in Section 5.1(c) hereto.

               7.3 CLOSINGS WITH EFJ PARTNERS AND NORAM. Buyer shall have simultaneously (with the Closing) completed the purchase and acquisition of the Company Common Stock pursuant to and in accordance with the terms of the Stock Purchase Agreement and the other Company Agreements and NorAm shall have simultaneously (with the Closing) completed the transactions contemplated by the NorAm Agreements in accordance with the terms thereof.

               7.4 BUYER MANUFACTURING AGREEMENT. Buyer and Seller shall have entered into a Manufacturing Agreement, substantially in the form of Exhibit A attached hereto and incorporated herein by reference, whereby Buyer, at the option of Seller, will manufacture up to 50,000 radios utilizing linear modulation technology during 1998 and 1999.

               7.5 LMT AGREEMENTS. The Amended and Restated Nonexclusive Manufacturing License Agreement dated July 14, 1994 and amended on March 14, 1995 (the "Manufacturing License Agreement") by and between the Company and Linear Modulation Technology Limited ("LMT") and the Nonexclusive Technology Transfer License Agreement dated March 14, 1995 by and between the Company and LMT shall be terminated on such terms and conditions as satisfactory to Seller, in its sole discretion.

               7.6 RECEIVABLES. On or before the Closing Date, the $300,000 outstanding balance due pursuant to Article V of the Manufacturing License Agreement shall be deemed fully settled.

               7.7 OTHER CLOSING DOCUMENTS. Buyer shall have delivered to Seller, at or prior to the Closing, such other documents as Seller may reasonably request to carry out the provisions of and the transactions contemplated by this Agreement in form and substance reasonably satisfactory to Seller.

               7.8 REGISTRATION RIGHTS AGREEMENT. Seller and Buyer shall have entered into a registration rights agreement with respect to the shares of Buyer Common Stock to be received by Seller pursuant hereto in form and substance reasonably satisfactory to Seller and Buyer.

               8.     FURTHER AGREEMENTS OF THE PARTIES.

               8.1    GENERAL.

                        (a) Seller will use all reasonable efforts and take all reasonable steps, and will cooperate with Buyer to cause to be fulfilled, those of the conditions set forth in this Agreement to the parties' respective obligations to consummate the transactions contemplated by this Agreement that are dependent upon the actions or inactions of Seller, and will execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

                        (b) Buyer will use all reasonable efforts and take all reasonable steps, and will cooperate with the Seller to cause to be fulfilled, those of the conditions set forth in this Agreement to the parties' respective obligations to consummate the transactions contemplated by this Agreement that are dependent upon the actions or inactions of Buyer, and will execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

               8.2 EXPENSES. Except as otherwise provided in this Agreement, Buyer and Seller shall bear their own respective expenses incurred by them in respect of the transactions contemplated hereby.

               8.3 FURTHER ASSURANCES. At any time and from time to time after the date hereof, each party hereto shall, without further consideration, execute and deliver to the other such instruments of transfer and assumption, and shall take such other action, as the other may reasonably request to carry out the transactions contemplated by this Agreement.

               9.     SURVIVAL OF REPRESENTATIONS; INDEMNITIES.

               9.1 SURVIVAL; REMEDIES. The representations and warranties of Seller and of Buyer contained in this Agreement shall survive the consummation of the transactions contemplated hereby for the longest period of time permitted by the applicable statute(s) of limitations.

               9.2 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold harmless Buyer and its Affiliates and the successors, assigns, officers, directors, employees, partners and agents of any of them (the "Buyer Indemnified Parties"), promptly upon demand at any time and from time to time, from and against any and all actions, proceedings, demands and claims asserted against any

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
Buyer Indemnified Party, and shall reimburse Buyer Indemnified Parties for any and all losses, liabilities (of every kind or nature, whether accrued, absolute, contingent or otherwise and whether asserted or unasserted, known or unknown and whether due or to become due), damages, charges, liens, deficiencies or expenses of any nature, including, without limitation, reasonable attorneys' fees and expenses (all of which shall be recoverable hereunder, net of any tax benefit to any Buyer Indemnified Party) (collectively, "Damages") incurred by or assessed against any Buyer Indemnified Party, and arising out of or resulting from:

                        (i) the inaccuracy of any representation or warranty made by Seller pursuant to this Agreement; or

                        (ii) the failure by Seller to perform or observe any term or provision of this Agreement or of any other document or instrument delivered in connection herewith.

               9.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Seller and its Affiliates and the successors, assigns, stockholders, officers, directors, employees, partners and agents of any of them ("Seller Indemnified Parties"), promptly upon demand at any time and from time to time, from and against any and all actions, proceedings, demands and claims asserted against any Seller Indemnified Party, and shall reimburse the Seller Indemnified Parties for any and all Damages incurred by or assessed against any Seller Indemnified Party, and arising out of or resulting from:

                      (a) the inaccuracy of any representation or warranty made by Buyer pursuant to this Agreement; or

                      (b) the failure by Buyer to perform or observe any term or provision of this Agreement or of any other document or instrument delivered in connection herewith.

               9.4 NOTICE OF CLAIM. If any legal proceedings, claims or demands are instituted or asserted in respect of which any of the Buyer Indemnified Parties or the Seller Indemnified Parties may seek indemnification from a party hereto pursuant to the provisions hereof (such legal proceedings, claims or demands being referred to individually as a "Claim" and collectively as the "Claims"), the indemnified party (after receipt by it of written notice of the commencement or assertion of such Claim) shall promptly cause a written notice of such Claim to be made to the indemnifying party (but the failure to give such notice shall not relieve the indemnifying party of its indemnification obligation hereunder, except to the extent of losses actually caused by such failure).

               9.5 ELECTION TO DEFEND CLAIM. Subject to the next sentence, and
Section 9.6 hereof, the indemnifying party shall have the right, at its option and expense, to assume the defense, settlement or other disposition (collectively "Defense") of any Claim, provided that within ten (10) days of receiving the notice with respect to such Claim pursuant to Section 9.4 hereof (or within such shorter period of time as an answer or other responsive motion may be required), the indemnifying party, by notice delivered to the indemnified party, elects to assume such Defense. Notwithstanding the foregoing, the indemnifying party shall not have the right to assume the Defense of any Claim if the indemnified party determines in good faith that there is a significant possibility that such Claim may materially and adversely affect it or its Affiliates other than as a result of monetary damages.

               9.6 PROCEDURE FOR DEFENSE BY INDEMNIFYING PARTY. If the indemnifying party has assumed the Defense of a Claim in accordance with Section
9.5 hereof, then the following shall apply:

                        (a) the indemnified party shall have the right to participate and assist in the Defense of such Claim and to employ its own counsel in connection therewith;

                        (b) the indemnifying party shall not be liable to the indemnified party for the fees or expenses of the indemnified party's counsel or other expenses incurred by the indemnified party in connection with participating in the Defense of such Claim, except that the indemnifying party shall be liable for (i) any such fees and expenses incurred prior to the time the indemnifying party assumed such Defense and (ii) the reasonable costs of investigation and preparation incurred by the indemnified party;

                        (c) counsel used by the indemnifying party in connection with the Defense of such Claim shall be reasonably satisfactory to the indemnified party;

                        (d) the indemnified party shall not effect any compromise or settlement of such Claim without the consent of the indemnifying party; and

                        (e) the indemnifying party shall not effect any compromise or settlement of such Claim without the consent of the indemnified party if the compromise or settlement involves matters other than the payment by the indemnifying party of money damages, in which event such consent shall not be unreasonably withheld.

               9.7 DEFENSE BY INDEMNIFIED PARTY. If the indemnifying party does not assume the Defense of a Claim (whether because it elects not to or has no right to), the indemnifying party shall have the right, at its sole cost and expense, to participate in the Defense of such Claim and to employ its own counsel in connection therewith; provided, however, the indemnified party may not effect any compromise or settlement of such Claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

               9.8 COOPERATION. The parties hereto shall cooperate to the fullest extent possible in connection with any Claim in respect of which indemnification is sought under this Agreement.

               9.9 EXCLUSIVE REMEDY. Notwithstanding anything to the contrary contained in this Agreement, the sole and exclusive remedy of Buyer, or any other Buyer Indemnified Parties with respect to any matter under or relating to this Agreement, including, without limitation, any breach of any representation or warranty hereunder or pursuant hereto shall be the remedy provided for in Sections 9.2 and 9.3 hereof.

               10.    TERMINATION.

               10.1 BASES FOR TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time on or prior to the Closing
Date:

                        (a) by the mutual written consent of the parties hereto;

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
                      (b) by Buyer (i) if any representation or warranty of Seller made in this Agreement was untrue in any material respect when made or is untrue in any material respect on the Closing Date, or (ii) if Seller shall have defaulted in any material respect in the performance of any covenant, agreement or obligation under this Agreement, and such default is not cured within ten days after Seller's receipt of written notice from Buyer that such default exists or has occurred;

                      (c) by Seller (i) if any representation or warranty of Buyer made in this Agreement was untrue in any material respect when made or is untrue in any material respect on the Closing Date; or (ii) if Buyer shall have defaulted in any material respect in the performance of any covenant, agreement or obligation under this Agreement, and such default is not cured within ten days after Buyer's receipt of written notice from Seller that such default exists or has occurred.

               10.2 MANNER OF EXERCISE. In the event of the termination of this Agreement prior to the Closing pursuant to Section 10.1, written notice thereof shall forthwith be given to the non-terminating party, and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by any party hereto.

               10.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement prior to the Closing pursuant to Section 10.1, all rights and obligations of the parties hereunder shall terminate, except for the rights and obligations of the parties under Section 8.3 hereof and the right of the non-breaching party to seek damages from a breaching party.

               11.    MISCELLANEOUS.

               11.1 FINDERS. Each party hereto represents and warrants that it has not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated hereby, except for the persons identified by Seller on Schedule 11.1(a) hereto and by Buyer on Schedule 11.1(b) hereto.

               11.2 ENTIRE AGREEMENT. This Agreement (together with Exhibits 5.1(b)(ii) and 5.1(c)(ii) hereto) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

               11.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of laws provisions thereof.

               11.4 HEADINGS. The Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

               11.5 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                      If to Buyer, to it at:

                      Transcrypt International, Inc.
                      4800 NW First Street
                      Lincoln, Nebraska  68521

                      Attention:  Mr. John T. Connor, Chairman

                      with a copy to:

                      Manatt, Phelps & Phillips LLP
                      11355 West Olympic Boulevard
                      Los Angeles, CA  90064

                      Attention:  Alan E. Morelli

                      If to Seller, to it at:

                      Securicor Radiocoms Limited
                      351 New Albany Road
                      Moorestown, NJ  08075-1177

                      Attention:

                      with a copy to:

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York  10153

                      Attention:  Howard Chatzinoff, Esq.

               11.6 SEPARABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

               11.7 WAIVERS AND AMENDMENTS. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver or amendment of this Agreement must be in writing and signed by the party to be charged therewith.

               11.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right or obligation hereunder may be assigned or transferred by Seller without Buyer's written consent or by Buyer without Seller's written consent.

               11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.


                     [END OF TEXT. SIGNATURE PAGE FOLLOWS.]

               This Agreement has been duly executed on the date herein above set forth.



                                    SECURICOR RADIOCOMS LTD.


                                    By:    /s/ Tom Little
                                       ------------------------------------
                                        Authorized Officer


                                    TRANSCRYPT INTERNATIONAL, INC.


                                    By:    /s/ John T. Connor
                                       ------------------------------------
                                        Authorized Officer

                The undersigned, as holder of all of the issued and outstanding common stock of E.F. Johnson Company (the "Company") hereby covenants and agrees with Securicor Radiocoms Limited that the undersigned will not consummate the transactions contemplated by the Company Agreements (as defined in the foregoing Agreement) unless the closing under the foregoing Agreement occurs substantially concurrently therewith.


                                    EFJ PARTNERS



                                    By: /s/ William Weksel
                                       ------------------------------------

                In order to induce Buyer and Seller to enter into this Agreement, EFJ Partners, Weksel, Davies & Co., Inc., William Weksel and Robert Davies each hereby represents and warrants to Seller that, except as provided in the Stock Purchase Agreement, there are no agreements between Buyer or any of its Affiliates, on the one hand, and the Company, EFJ Partners, Weksel, Davies & Co., Inc., William Weksel, Robert Davies or any of their Affiliates, on the other hand, that provide for the payment of any sum of money or other consideration from Buyer or any of its Affiliates to the Company, EFJ Partners, Weksel, Davies & Co., Inc., William Weksel, Robert Davies or any of their Affiliates, and there are no agreements between the Company or any of its Affiliates, on the one hand, and EFJ Partners, Weksel, Davies & Co., Inc., William Weksel, Robert Davies or any of their Affiliates, on the other hand, that provide for the payment of any sum of money or any other consideration from the Company or any of its Affiliates to EFJ Partners, Weksel, Davies & Co., Inc., William Weksel, Robert Davies or any of their respective Affiliates.

                                    E.F. JOHNSON COMPANY

                                    By:    /s/ William Weksel
                                       ------------------------------------


                                    EFJ PARTNERS

                                    By:    /s/ William Weksel
                                       ------------------------------------


                                    WEKSEL, DAVIES & CO., INC.

                                    By:    /s/ William Weksel
                                       ------------------------------------


                                          /s/ William Weksel
                                    ---------------------------------------
                                    WILLIAM WEKSEL

                                        /s/ Robert Davies
                                    ---------------------------------------
                                    ROBERT DAVIES

                                                              Exhibit 5.1(b)(ii)




                                 GENERAL RELEASE

Securicor Radiocoms Limited (the "Stockholder"), on behalf of itself and any person or entity claiming through it, including, but not limited to its predecessors, successors and assigns, hereby releases and agrees not to sue E.F. Johnson Company, a Minnesota corporation ("EFJ") or any of its subsidiaries or Affiliates (as defined below), or the officers, directors, agents, attorneys or representatives of any of them, or the predecessors, successors or assigns of any of them (hereinafter jointly referred to as the "Released Parties"), with respect to any and all known or unknown claims which the Stockholder now has, ever had, or may in the future have, against any Released Party for or related in any way to anything occurring from the beginning of time up to and including the date hereof. The Stockholder expressly represents and warrants that it has not transferred or assigned any rights or causes of action of the nature referred to in this General Release that it might have against any of the Released Parties. As used herein, the term "Affiliate" means, with respect to any person, any person in control of, controlled by, or under common control with, such person, and the term "person" means any individual, corporation, partnership, limited liability company, trust or other legal entity.

Dated:  July 31, 1997

                                    SECURICOR RADIOCOMS LIMITED


                                     By:    /s/ Tom Little
                                       ------------------------------------
                                              Authorized Officer


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                                                              Exhibit 5.1(c)(ii)

                                 GENERAL RELEASE

E.F. Johnson Company , a Minnesota corporation (the "Company"), on behalf of itself and any person or entity claiming through it, including, but not limited to EFJ Partners, a general partnership formed under the laws of the State of New York, Weksel, Davies & Co., Inc., William Weksel and Robert Davies, its predecessors, successors and assigns, (including Transcrypt International, Inc., a Delaware corporation,) hereby releases and agrees not to sue Securicor Radiocoms Limited, a corporation formed under the laws of England and Wales ("Securicor") or any of its subsidiaries or Affiliates (as defined below), or the officers, directors, agents, attorneys or representatives of any of them, or the predecessors, successors or assigns of any of them (including Dr. Edmund Hough, individually, in his capacity as a director of the Company or in any other capacity) (hereinafter jointly referred to as the "Released Parties"), with respect to any and all known or unknown claims which the Company now has, ever had, or may in the future have, against any Released Party for or related in any way to anything occurring from the beginning of time up to and including the date hereof, including without limitation with respect to any payables under agreements with Securicor and its Affiliates. The Company expressly represents and warrants that it has not transferred or assigned any rights or causes of action of the nature referred to in this General Release that it might have against any of the Released Parties. As used herein, the term "Affiliate" means, with respect to any person, any person in control of, controlled by, or under common control with, such person, and the term "person" means any individual, corporation, partnership, limited liability company, trust or other legal entity.

Dated:  July 31, 1997
                                    E.F. JOHNSON COMPANY

                                    By:    /s/ William Weksel
                                       ------------------------------------
                                            Authorized Officer

                                    EFJ PARTNERS

                                    By:    /s/ William Weksel
                                       ------------------------------------

 /s/ William Weksel                 WEKSEL, DAVIES & CO., INC.
----------------------------
WILLIAM WEKSEL
                                    By:    /s/ William Weksel
                                       ------------------------------------
 /s/ Robert Davies
----------------------------
ROBERT DAVIES                       TRANSCRYPT INTERNATIONAL, INC.

                                    By:    /s/ John T. Connor
                                       ------------------------------------

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